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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Variable Series Funds, Inc.:

We consent to the use in Post-Effective Amendment No. 27 to Registration Statement No. 2-74452 of our report dated February 21, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey

April 25, 1997